SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  February 4, 2005

Commission File Number 1-7107

LOUISIANA-PACIFIC CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-7107	93-0609074
(State or other jurisdiction of incorporation or organization)	Commission File Number	(IRS Employer Identification No.)

414 Union Street, Suite 2000, Nashville, TN 37219
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (615) 986-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry into a Material Definitive Agreement.

Approval of Form of Award Agreements

At a meeting of the Compensation Committee of the Board of Directors of Louisiana-Pacific Corporation (“LP”) held on February 4, 2005, the Compensation Committee approved forms of award agreements for certain awards under LP’s 1997 Incentive Stock Award Plan (the “Stock Award Plan”).  The forms of Award Agreements for Nonqualified Stock Options, Restricted Stock and Incentive Shares are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this report and incorporated herein by reference.

Approval of Grants under the 1997 Incentive Stock Award Plan

At a meeting of the Compensation Committee held on February 4, 2005, the Compensation Committee approved awards of stock options to the executive officers of LP pursuant to the Stock Award Plan as follows:  Richard Frost, LP’s Chief Executive Officer, options to purchase 80,000 shares; Curtis Stevens, LP’s Executive Vice President, Administration and Chief Financial Officer, options to purchase 30,000 shares; Harold Stanton, LP’s Executive Vice President, Specialty Products and Sales, options to purchase 19,000 shares; and Jeffrey Wagner, LP’s Vice President, OSB, options to purchase 8,100 shares.  Each of the options has a term of 10 years, vests as to one-third of the shares covered thereby on the first, second and third anniversaries of the grant thereof (subject to acceleration in specified circumstances) and has an exercise price of $27.49 per share.  Each of the awards was made pursuant to the form of Award Agreement for Non-Qualified Stock Options filed as Exhibit 10.1 to this report.

At a meeting of the Compensation Committee held on February 4, 2005, the Compensation Committee approved awards of restricted stock to the executive officers of LP pursuant the Stock Award Plan as follows:  Mr. Frost, 38,300 restricted shares; Mr. Stevens, 14,300 restricted shares; Mr. Stanton, 9,100 restricted shares; and Mr. Wagner, 3,900 restricted shares.  The restricted stock vests on the third anniversary of the grant thereof (subject to acceleration in specified circumstances).  Each of the awards was made pursuant to the form of Award Agreement for Restricted Stock filed as Exhibit 10.2 to this report.

Establishment of 2005 Annual Cash Incentive Award Opportunities

At a meeting of the Compensation Committee held on February 4, 2005, the Compensation Committee established 2005 annual cash incentive award opportunities under the Louisiana-Pacific Corporation Annual Cash Incentive Award Plan, subject to the achievement of specified performance goals.  The award opportunities are based on a combination of corporate performance and individual performance.  The award opportunities for LP’s executive officers are as follows:  Mr. Frost, 70% of base salary, or $448,000; Mr. Stevens, 55% of base salary or $220,000; Mr. Stanton, 55% of base salary or $156,750; and Mr. Wagner, 45% of base salary or $96,750.

The performance goals for each executive officer are based 60% on LP’s corporate performance as measured by target earnings per share and 40% on objective individual goals unique to each of them.  Depending upon the extent to which performance goals are determined to have been met, the actual amount paid as a cash incentive award could range from 0% to 200% of the target amount relating to corporate performance and from 0% to 150% of the target amount relating to individual performance.  The applicability of specified potential adjustments to reported earnings per share for computational purposes, and the satisfaction of corporate and individual performance goals, will be determined by the Compensation Committee following the end of 2005.  Cash payments, if any, will be made as soon as practicable after the determination of the amount of the awards.

The business criteria on which individual performance goals are based include financial, strategic and other goals related to the performance of LP (in the case of Mr. Frost), specified business units (in the cases of Messrs. Stanton and Wagner) or specified functional areas (in the case of Mr. Stevens) for which an executive has responsibility and goals related to success in developing and implementing particular tasks assigned to an individual executive.  These goals, therefore, vary depending upon the responsibilities of individual executives.  Goals for one or more of LP’s executive officers include goals related to EBITDA and cash flow levels, execution of capital expenditure plans, strategic planning and execution, dispositions of specified assets, quality control, safety measures, success in developing and implementing particular management plans or systems, leadership, succession planning, relationships with specified constituencies and other specified goals.

Item 9.01	(c)	Exhibits.

	10.1	Award Agreement Under the Louisiana-Pacific Corporation 1997 Incentive Stock Award Plan - Nonqualified Stock Option
	10.2	Award Agreement Under the Louisiana-Pacific Corporation 1997 Incentive Stock Award Plan - Restricted Stock
	10.3	Award Agreement Under the Louisiana-Pacific Corporation 1997 Incentive Stock Award Plan - Incentive Shares

Additional Information

The information set forth above should be read in conjunction with the information set forth under the caption “Executive Compensation” in LP’s Proxy Statement relating to its 2004 Annual Meeting of Stockholders, and the information set forth in a Current Report on Form 8-K filed by LP with the Securities and Exchange Commission on February 3, 2005, both of which are available at LP’s website at www.lpcorp.com and the Securities and Exchange Commission’s website at www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOUISIANA-PACIFIC CORPORATION

	By:	/s/ CURTIS M. STEVENS
Curtis M. Stevens
Executive Vice President and Chief
Financial Officer
(Principal Financial Officer)

Date: February 4, 2005

EXHIBIT INDEX

Exhibit No.	Description

10.1	Award Agreement Under the Louisiana-Pacific Corporation 1997 Incentive Stock Award Plan - Nonqualified Stock Option
10.2	Award Agreement Under the Louisiana-Pacific Corporation 1997 Incentive Stock Award Plan - Restricted Stock
10.3	Award Agreement Under the Louisiana-Pacific Corporation 1997 Incentive Stock Award Plan - Incentive Shares